Exhibit 11

                      MICRON TECHNOLOGY, INC.

                 Computation of Per Share Amounts
        (Amounts in millions except for per share amounts)


                                          June 1,           June 2,
Quarter Ended                              1995              1994
- -------------------------------------------------------------------
PRIMARY

  Weighted average shares
     outstanding                            205.6             203.2
  Stock options using average market
     price                                    9.5               8.1
                                         --------          --------
  Total shares                              215.1             211.3

  Net income                             $  220.2          $  104.3

  Per share amount                          $1.02             $0.49
                                            =====             =====


FULLY DILUTED

  Weighted average shares outstanding       205.6             203.2
  Stock options using greater of average
     or ending market price                  10.2               8.2
                                         --------          --------
  Total shares                              215.8             211.4

  Net income                             $  220.2          $  104.3

  Per share amount                          $1.02             $0.49
                                            =====             =====

                            Exhibit 11

                     MICRON TECHNOLOGY, INC.

                 Computation of Per Share Amounts
        (Amounts in millions except for per share amounts)


                                           June 1,          June 2,
Nine Months Ended                           1995             1994
- -------------------------------------------------------------------

PRIMARY

  Weighted average shares
     outstanding                            204.8             202.0
  Stock options using average market
     price                                    7.9               6.2
                                         --------          --------
  Total shares                              212.7             208.2

  Net income                             $  563.0          $  258.6

  Per share amount                          $2.65             $1.24
                                            =====             =====


FULLY DILUTED

  Weighted average shares outstanding       204.8             202.0
  Stock options using greater of average
     or ending market price                   9.9               7.8
                                         --------          --------
  Total shares                              214.7             209.8

  Net income                             $  563.0          $  258.6

  Per share amount                          $2.62             $1.23
                                            =====             =====
















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